Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3580
Curtis@otelcotel.com

Otelco Reports First Quarter 2013 Results and Progress of Balance Sheet Restructuring

ONEONTA, Alabama (May 7, 2013) – Otelco Inc. (NASDAQ: OTT), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia, today announced results for its first quarter ended March 31, 2013. Key highlights for Otelco include:

●	Total revenues of $21.0 million for first quarter 2013.
●	Operating income of $4.9 million for first quarter 2013.
●	Adjusted EBITDA (as defined below) of $8.8 million for first quarter 2013.

“First quarter produced financial results that met our expectations,” said Mike Weaver, President and Chief Executive Officer of Otelco. “We generated Adjusted EBITDA of $8.8 million, incurred and paid $1.4 million in restructuring expenses related to the bankruptcy filing and still increased our cash balance by $1.8 million. We invested $0.8 million in capital equipment in the first quarter and expect to increase our capital expenditures over the course of the year for a total investment of approximately $7.0 million for 2013. We ended the quarter with $34.3 million in cash on hand.

“The restructuring process continues to proceed as planned,” added Weaver. “We were pleased with the voting results of the solicitation, having received overwhelming support for our plan from both our senior lenders and our subordinated note holders. Yesterday, the Bankruptcy Court entered an order to confirm our plan. Consistent with the terms of our plan of reorganization and a Court order we obtained in March 2013, our vendors and suppliers have been paid in full for all undisputed invoices. The next major steps in the process include completing the amendment and extension of our senior credit facility; obtaining FCC approval for licenses utilized by one of our subsidiaries; and the issuance of the new Class A common stock in exchange for the senior subordinated notes. In accordance with the plan, the existing Class A common stock will be extinguished.

“Given the progress we have made on the balance sheet restructuring to date and the recent confirmation of our Plan, we expect to exit bankruptcy in the near future,” Weaver concluded.

- MORE -

Otelco Reports First Quarter 2013 Results Page 2 May 7, 2013

First Quarter 2013 Financial Summary
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Change
	2012	2013	Amount	Percent
Revenues	$25,374	$20,988	$(4,386)	(17.3	) %
Operating income	$6,617	$4,889	$(1,728)	(26.1	) %
Interest expense	$(5,834)	$(5,554)	$(280)	(4.8	) %
Net income (loss)	$818	$(1,774)	$(2,592)	*
Basic net income (loss) per share	$0.06	$(0.13)	$(0.19)	*

Adjusted EBITDA(a)	$11,476	$8,786	$(2,690)	(23.4	) %
Capital expenditures	$1,303	$799	$(504)	(38.7	) %

             * Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income (Loss)
	Three Months ended March 31,
	2012	2013
Net income (loss)	$818	$(1,774)
Add: Depreciation	2,729	2,380
Interest expense - net of premium	5,491	5,212
Interest expense - amortize loan cost	342	342
Income tax expense (benefit)	524	(72)
Change in fair value of derivatives	(241)	-
Loan fees	19	19
IXC Tariff Dispute Settlement	-	69
Reorganization items	-	1,424
Amortization - intangibles	1,794	1,186
Adjusted EBITDA	$11,476	$8,786

(a)  Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing or increasing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

- MORE -

Otelco Reports First Quarter 2013 Results Page 3 May 7, 2013

Otelco Inc. - Key Operating Statistics
(Unaudited)				Quarterly
				% Change
	December 31,		March 31,	from
	2011	2012	2013	Dec. 31, 2012
Otelco access line equivalents(1)	102,378	99,395	98,839	(0.6	) %

RLEC and other services:
Voice access lines	46,202	43,021	42,274	(1.7	) %
Data access lines	22,904	22,742	22,718	(0.1	) %
Access line equivalents(1)	69,106	65,763	64,992	(1.2	) %
Cable television customers	4,201	4,155	4,102	(1.3	) %
Satellite television customers	226	233	235	0.9%
Additional internet customers	5,414	4,506	4,312	(4.3	) %
RLEC dial-up	301	198	169	(14.6	) %
Other dial-up	2,797	1,895	1,726	(8.9	) %
Other data lines	2,316	2,413	2,417	0.2%

CLEC:
Voice access lines	30,189	30,470	30,589	0.4%
Data access lines	3,083	3,162	3,258	3.0%
Access line equivalents(1)	33,272	33,632	33,847	0.6%
Wholesale network connections	157,144	162,117	2,372	(98.5	) %

	For the Three Months Ended March 31,
	2012	2013
Total Revenues (in millions):	$25.4	$21.0
RLEC	$14.2	$13.2
CLEC	$11.2	$7.8

(1)  We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR FIRST QUARTER 2013 (unaudited):

Revenue
Total revenues of $21.0 million decreased 17.3% in the three months ended March 31, 2013, when compared to the three months ended March 31, 2012. The expiration of the Time Warner Cable (“TWC”) contract at the end of 2012 was the primary reason for the decrease in revenue in 2013.

	Three Months Ended March 31,		Change
	2012	2013	Amount	Percent
	(dollars in thousands)
Local services	$11,653	$8,542	$(3,111)	(26.7	) %
Network access	7,814	6,497	(1,317)	(16.9)
Cable television	805	775	(30)	(3.7)
Internet	3,726	3,676	(50)	(1.3)
Transport services	1,376	1,498	122	8.9
Total	$25,374	$20,988	$(4,386)	(17.3)

- MORE -

Otelco Reports First Quarter 2013 Results Page 4 May 7, 2013

Local services revenue decreased 26.7% in the first quarter of 2013 to $8.5 million from $11.7 million in the first quarter ended March 31, 2012. TWC revenue decreased $2.0 million; reductions in intrastate calling revenue associated with the FCC’s InterCarrier Compensation order decreased $0.3 million; and one-time fiber installation revenue decreased $0.1 million. The remaining decrease is primarily related to the decline in RLEC voice access lines. Network access revenue decreased 16.9% in the first quarter of 2013 to $6.5 million from $7.8 million in the quarter ended March 31, 2012. TWC related access revenue declined $0.7 million. End user related access revenue, net of payments from the new Connect America Fund, decreased $0.6 million, reflecting reduced subscriber usage and lower intrastate calling revenue associated with the FCC’s InterCarrier Compensation order. Cable television revenue in the three months ended March 31, 2013 decreased 3.7% to just under $0.8 million compared to just over $0.8 million in the same period in 2012. Loss of basic cable subscribers was only partially offset by increased IPTV and security services revenue in our Alabama territory. Internet revenue for the first quarter 2013 decreased 1.3% to just under $3.7 million from just over $3.7 million in the quarter ended March 31, 201. The decline in dial-up internet services and pricing of Missouri fiber rental accounted for the decline. Transport services revenue increased 8.9% to $1.5 million in the three months ended March 31, 2013 from $1.4 million for the three months ended March 31, 2012. The increase was associated with additional wide-area network transport services.

Operating Expenses
Operating expenses in the three months ended March 31, 2013, decreased 14.2% to $16.1 million from $18.8 million in the three months ended March 31, 2012. Cost of services and products decreased 14.1% to $9.5 million from $11.0 million for the three months ended March 31, 2012. Costs associated with TWC decreased $0.4 million and network efficiencies reflecting lower toll and employee expenses contributed to an additional reduction of $1.3 million. These reductions were partially offset by an increase of $0.2 million in our hosted PBX expense reflecting our continued success with this product. Selling, general and administrative expenses decreased 4.7% to $3.1 million in the three months ended March 31, 2013, from $3.2 million in the three months ended March 31, 2012. The decrease reflected efficiencies in several areas for continued cost control. Depreciation and amortization for first quarter 2013 decreased 21.2% to $3.6 million from $4.5 million in the first quarter 2012. The amortization of intangible assets associated with the Country Road acquisition, including contract intangible assets and a telephone plant adjustment decreased $0.6 million; CLEC depreciation decreased $0.2 million; and RLEC depreciation decreased $0.1 million.

Interest Expense
Interest expense decreased 4.8% to $5.6 million in the quarter ended March 31, 2013, from $5.8 million a year ago. The decrease in interest expense was primarily driven by the lower effective interest rate on the outstanding balance on our senior long-term notes payable upon expiration of our interest rate swaps on February 8, 2012.

Reorganization Items

The Company spent approximately $1.4 million during the first quarter of 2013 associated with its balance sheet restructuring process with no comparable expenses in the same period of 2012.

Adjusted EBITDA
Adjusted EBITDA for the three months ended March 31, 2013, was $8.8 million compared to $11.5 million for the same period in 2012 and in the fourth quarter of 2012. See financial tables for a reconciliation of Adjusted EBITDA to net income.

- MORE -

Otelco Reports First Quarter 2013 Results Page 5 May 7, 2013

Balance Sheet
As of March 31, 2013, the Company had cash and cash equivalents of $34.3 million compared to $32.5 million at the end of 2012. The Company’s long-term notes payable of $271.1 million and the accumulated interest on those notes are shown as liabilities subject to compromise due to the March 24, 2013 bankruptcy filing. Dividends on our Class A stock were paid in first quarter 2012. No dividends were paid in 2013.

Capital Expenditures
Capital expenditures were $0.8 million for the quarter as the Company continues to invest in its infrastructure. The level of capital expenditure reflects a planned slower start than in previous years but is expected to lead to a similar level of investment in infrastructure for 2013 as was experienced in 2012.

First Quarter Investors Conference Call
Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, May 9, 2013, at 11:00 a.m. ET. To participate in the call, participants should dial (719) 325-2393 and ask for the Otelco call 10 minutes prior to the start time. Investors and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company’s website at www.OtelcoInc.com or www.earnings.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company’s website at www.OtelcoInc.com or www.earnings.com for 30 days. A one-week telephonic replay may also be accessed by calling (719) 457- 0820 and using the passcode 9096051.

ABOUT OTELCO
Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire, Vermont and West Virginia. The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up internet access, cable television and other telephone related services. With more than 98,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines. Otelco operates eleven incumbent telephone companies serving rural markets, or rural local exchange carriers. It also provides competitive retail and wholesale communications services through several subsidiaries. For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could impact the Company’s restructuring plans or cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. There can be no assurance that the restructuring transaction will be consummated. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

- MORE -

Otelco Reports First Quarter 2013 Results Page 6 May 7, 2013

OTELCO INC. AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED BALANCE SHEETS
(unaudited)
	December 31,	March 31,
	2012	2013
Assets
Current assets
Cash and cash equivalents	$32,516,283	$34,293,319
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $239,274 and $457,068, respectively	4,205,944	4,083,418
Unbilled receivables	2,003,634	2,008,675
Other	5,336,162	3,520,880
Materials and supplies	1,845,246	1,924,191
Prepaid expenses	1,981,631	2,827,045
Deferred income taxes	1,843,160	1,843,160
Total current assets	49,732,060	50,500,688

Property and equipment, net	58,242,903	56,571,853
Goodwill	44,956,840	44,956,840
Intangible assets, net	6,670,392	5,580,929
Investments	1,919,327	1,912,950
Deferred financing costs, net	4,037,311	2,130,553
Deferred income taxes	6,275,997	6,275,997
Other assets	490,131	529,965
Total assets	$172,324,961	$168,459,775

Liabilities and Stockholders’ Deficit
Liabilities not subject to compromise
Current liabilities
Accounts payable	$2,007,405	$1,075,570
Accrued expenses	14,900,378	6,291,205
Advance billings and payments	1,560,190	1,507,137
Deferred income taxes	430,896	430,896
Customer deposits	90,837	93,492
Current maturity of long-term debt	270,990,023	-
Total current liabilities	289,979,729	9,398,300

Liabilities subject to compromise	-	278,827,862

Deferred income taxes	22,670,168	22,670,168
Advance billings and payments	788,638	775,354
Other liabilities	484,019	159,704
Long-term notes payable, less current maturities	-	-
Total liabilities	313,922,554	311,831,388

Stockholders’ deficit
Class A Common Stock, $.01 par value-authorized 20,000,000 shares; issued and outstanding 13,221,404 shares	132,214	132,214
Retained deficit	(141,729,807)	(143,503,827)
Total stockholders’ deficit	(141,597,593)	(143,371,613)
Total liabilities and stockholders’ deficit	$172,324,961	$168,459,775

- MORE -

Otelco Reports First Quarter 2013 Results Page 7 May 7, 2013

OTELCO INC. AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended
	March 31,
	2012	2013

Revenues	$25,374,241	$20,987,909

Operating expenses
Cost of services	11,028,833	9,477,567
Selling, general and administrative expenses	3,206,077	3,055,790
Depreciation and amortization	4,522,593	3,565,896
Total operating expenses	18,757,503	16,099,253

Income from operations	6,616,738	4,888,656

Other income (expense)
Interest expense	(5,833,650)	(5,554,169)
Reorganization items	-	(1,423,607)
Change in fair value of derivatives	241,438	-
Other income	318,169	243,488
Total other expenses	(5,274,043)	(6,734,288)

Income (loss) before income tax	1,342,695	(1,845,632)
Income tax (expense) benefit	(524,457)	71,611

Net income (loss)	$818,238	$(1,774,021)

Common shares outstanding:	13,221,404	13,221,404

Net income (loss) per common share	$0.06	$(0.13)

Dividends declared per common share	$0.18	$-

- MORE -

Otelco Reports First Quarter 2013 Results Page 8 May 7, 2013

OTELCO INC. AND SUBSIDIARIES

(Debtor-in-Possession)

CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,
	2012	2013
Cash flows from operating activities:
Net income (loss)	$818,238	$(1,774,021)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation	2,728,557	2,379,971
Amortization	1,794,036	1,185,925
Amortization of debt premium	(27,840)	(31,260)
Amortization of loan costs	342,024	342,024
Change in fair value of derivatives	(241,438)	-
Provision for uncollectible revenue	122,402	37,253
Changes in operating assets and liabilities
Accounts receivable	864,192	1,895,515
Material and supplies	(245,676)	(78,945)
Prepaid expenses and other assets	(200,130)	(885,402)
Accounts payable and accrued liabilities	1,046,924	1,007,701
Advance billings and payments	222,279	(66,337)
Other liabilities	67,487	(321,660)

Net cash from operating activities	7,291,055	3,690,764

Cash used in investing activities:
Acquisition and construction of property and equipment	(1,303,197)	(798,853)

Net cash used in investing activities	(1,303,197)	(798,853)

Cash flows used in financing activities:
Cash dividends paid	(2,330,272)	-
Loan origination costs	(9,499)	(1,114,875)

Net cash used in financing activities	(2,339,771)	(1,114,875)

Net increase in cash and cash equivalents	3,648,087	1,777,036
Cash and cash equivalents, beginning of period	12,393,792	32,516,283

Cash and cash equivalents, end of period	$16,041,879	$34,293,319

Supplemental disclosures of cash flow information:
Interest paid	$5,820,846	$1,825,337

Income taxes paid	$25,250	$35,500

- END -